Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements as of and for the year ended December 31, 2012 were derived by applying pro forma adjustments to the historical consolidated financial statements of Ignite Restaurant Group, Inc. (the “Company” or “Ignite”) and Romano’s Macaroni Grill (“Mac Grill”). The pro forma adjustments are described in the accompanying notes presented below.

On April 9, 2013, Ignite completed the acquisition of Mac Grill from Golden Gate Capital, management and other investors (collectively, the “Sellers”). The aggregate acquisition price paid at closing was approximately $60.8 million, consisting of $54.1 million paid directly to the Sellers and $6.7 million paid to other third parties related to outstanding indebtedness and transaction-related expenses of the Sellers. The unaudited pro forma combined condensed balance sheet as of December 31, 2012 gives effect to the acquisition and the related financing transaction as if each had occurred on December 31, 2012, and combines the historical balance sheets of the Company and Mac Grill as of December 31, 2012. The Company’s balance sheet was derived from its audited consolidated balance sheet included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and Mac Grill’s balance sheet was derived from its unaudited condensed consolidated balance sheet as of December 26, 2012 included in Exhibit 99.2.

The unaudited pro forma combined condensed statement of operations for the fiscal year ended December 31, 2012 gives effect to (i) the Company’s initial public offering (“IPO”) in May 2012 and to the application of a portion of the net proceeds from the IPO to reduce outstanding indebtedness, (ii) the debt refinancing transaction that occurred in October 2012, and (iii) the Company’s acquisition of Mac Grill and related financing transaction as if each had occurred on the first day of fiscal year 2012. The pro forma adjustments related to the acquisition of Mac Grill give effect to pro forma events that are (1) directly attributable to the acquisition and the related financing transaction, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on the combined results of the Company and Mac Grill. The Company’s statement of operations was derived from its audited consolidated statement of operations included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Mac Grill’s statement of operations was derived by adding its unaudited results of operations for the six months ended December 26, 2012 to its audited results of operations for the year ended June 27, 2012 and then subtracting its unaudited results of operations for the six months ended December 28, 2011, each of which are included in Exhibits 99.1 and 99.2 of this Form 8-K/A. The unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements and the historical consolidated financial statements and accompanying notes of the Company and Mac Grill for the applicable periods.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to represent the combined company’s actual financial condition or results of operations if such transactions had been completed as of the dates or for the periods indicated above or that may be achieved as of any future date or for any future period. The pro forma adjustments related to the acquisition are based on preliminary estimates and information available at the time of the preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting will occur, including in connection with the final determination of working capital and finalization of the valuation of the acquired assets and assumed liabilities, and these differences could have a material impact on the accompanying unaudited pro forma combined condensed financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma combined condensed financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to combine the operations of Ignite and Mac Grill or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

IGNITE RESTAURANT GROUP, INC

Unaudited Pro Forma Combined Condensed Balance Sheet

As of December 31, 2012

(in thousands)

			Pro Forma
	Historical Ignite	Historical Mac Grill	Adjustments Related to the Acquisition		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$6,929	$5,797	$60,000	(1)	$4,606
			(60,794	)(2)
			(2,096	)(3)
			(5,230	)(4)
Accounts receivable	6,285	3,490			9,775
Inventories	4,841	4,508			9,349
Deferred tax assets	1,615	—	1,425	(2)	3,040
Other current assets	4,625	4,162			8,787
Total current assets	24,295	17,957	(6,695)		35,557
Property and equipment, net	165,746	21,698	(21,698	)(5)	226,359
			60,613	(2)
Intangible assets	1,755	8,435	(8,435	)(5)	30,314
			26,042	(2)
			2,517	(6)
Goodwill	—	—	6,197	(2)	6,197
Deferred tax assets	5,043	4,160	(4,160	)(5)	5,043
Other assets	4,599	871	6,513	(2)	10,687
			2,096	(3)
			(392	)(5)
			(483	)(7)
			(2,517	)(6)

Total assets	$201,438	$53,121	$59,598		$314,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,083	$15,955	$(67	)(5)	$29,971
Accrued liabilities	23,068	26,650	(2,228	)(8)	46,028
			(1,462	)(5)
Current portion of debt obligations	—	4,129	(4,129	)(5)	11,875
			11,875	(1)
Total current liabilities	37,151	46,734	3,989		87,874
Long-term debt obligations	45,000	—	48,125	(1)	93,125
Deferred rent	11,744	15,523	(15,523	)(5)	11,744
Deferred tax liability	—	—	8,244	(2)	8,244
Other long-term liabilities	1,326	1,244	(1,244	)(5)	10,438
			9,112	(2)
Total liabilities	95,221	63,501	52,703		211,425
Stockholders’ equity
Preferred stock	—	—			—
Common stock	256	—			256
Additional paid-in capital	85,728	—			85,728
Accumulated earnings	20,233	—	(483	)(7)	16,748
			(5,230	)(4)
			2,228	(8)
Net assets (liabilities)	—	(10,380)	10,380	(5)	—

Total stockholders’ equity	106,217	(10,380)	6,895		102,732
Total liabilities and stockholders’ equity	$201,438	$53,121	$59,598		$314,157

Unaudited Pro Forma Combined Condensed Balance Sheet (as of December 31, 2012):

(1)                                 To reflect cash proceeds from the Company’s amended and restated credit facility (including a $100.0 million five-year senior secured revolving credit facility and a $50.0 million five-year senior secured term loan facility). Includes $50.0 million of proceeds from borrowings under the term loan facility and a $10.0 million of additional borrowings under the revolving credit facility, which were used to finance the acquisition. See footnote 9 to the Unaudited Pro Forma Combined Condensed Statement of Operations for additional information regarding the amended and restated credit facility.

(2)                                 To record the preliminary acquisition price and the fair values of property and equipment, intangible assets and certain liabilities. The allocation of the preliminary acquisition price is as follows (in thousands):

Current assets, excluding deferred tax assets	$17,957
Deferred tax assets - current	1,425
Property and equipment	60,613
Acquired identifiable intangible assets	26,042
Other assets	479
Favorable lease interests	6,513
Unfavorable lease liability	(9,112)
Deferred tax liability - noncurrent	(8,244)
Assumed liabilities	(41,076)
Total acquired tangible and intangible assets and assumed liabilities	54,597
Goodwill	6,197
Total preliminary acquisition price	$60,794

The allocation of acquired identifiable intangible assets is as follows (in thousands):

Tradename	$10,400
Liquor licenses	7,042
Franchise agreements	8,600
Total acquired identifiable intangible assets	$26,042

The estimated fair value of tradename and liquor licenses will not be amortized, but will be tested at least annually for impairment. The estimated fair value of franchise agreements will be amortized on a straight-line basis over 16 years.

Based on the allocation of the preliminary acquisition price, which was prepared as if the acquisition was completed on December 31, 2012, the amount of the preliminary acquisition price allocated to goodwill is estimated to be $6.2 million. Goodwill represents the excess of the preliminary acquisition price over the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill will not be amortized, but will be tested at least annually for impairment.

The preliminary acquisition price and allocation thereof is subject to change based on the final determination of working capital, post-closing adjustments and finalization of the valuation of the acquired assets and assumed liabilities as of the closing date.

(3)                                 Represents deferred debt issuance costs paid in connection with the amended and restated credit facility.

(4)                                 Represents the payment of acquisition-related costs, primarily related to legal, accounting and severance.

(5)                                 To reflect the Company’s repayment of debt ($4.1 million) and accrued interest ($67 thousand) of the Sellers and the write-off of the related debt issuance cost ($150 thousand) at closing, and to eliminate historical balances of the following (in thousands):

Pro Forma Adjustments	Amount	Balance Sheet Line Item
Property and equipment	$21,698	Property and equipment, net
Intangible assets	$8,435	Intangible assets
Favorable lease interests	$242	Other assets
Deferred tax assets - noncurrent	$4,160	Deferred tax assets - noncurrent
Accrued advisory fees	$918	Accrued liabilities
Deferred tax liability - current	$544	Accrued liabilities
Deferred rent	$15,523	Deferred rent
Unfavorable lease liability	$1,244	Other long-term liabilities
Net assets (liabilities)	$10,380	Net assets (liabilities)

(6)                                 To reclassify liquor licenses to intangible assets to conform to the combined presentation.

(7)                                 Represents the write-off of a portion of unamortized debt issuance costs related to the amendment of the Company’s prior credit facility in connection with the acquisition.

(8)                                 To adjust for the tax effect associated with the write-off of a portion of debt issuance costs as mentioned in (7) above, and the acquisition-related costs as mentioned in (4) above.

IGNITE RESTAURANT GROUP, INC

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Fiscal Year Ended December 31, 2012

(in thousands, except earnings per share)

		Pro Forma Adjustments for Transactions Prior to the Acquisition							Pro Forma Adjustments
	Historical Ignite	IPO		Debt Refinancing		Pro Forma Ignite		Historical Mac Grill (1)	Related to the Acquisition		Pro Forma Combined

Revenues	$465,056					$465,056		$388,004			$853,060
Cost and expenses
Restaurant operating costs and expenses
Cost of sales	145,451					145,451		104,160			249,611
Labor expenses	127,331					127,331		128,055			255,386
Occupancy expenses	33,846					33,846		30,697	(191	)(7)	64,352
Other operating expenses	81,219					81,219		111,689			192,908
General and administrative	31,725	(1,388	)(3)			30,337		25,116	(1,406	)(8)	54,047
Depreciation and amortization	18,572					18,572		6,276	2,125	(7)	26,973
Pre-opening costs	3,871					3,871		263			4,134
Restaurant impairments and closures	115					115		706			821
Loss on disposal of property and equipment	2,296					2,296		—			2,296
Total costs and expenses	444,426	(1,388)		—		443,038		406,962	528		850,528
Income from operations	20,630	1,388		—		22,018		(18,958)	(528)		2,532
Interest income (expense), net	(9,366)	2,090	(4)	5,784	(6)	(1,492)		(162)	(3,179)	(9)	(4,833)
Gain (loss) on insurance settlements	(799)					(799)		3,199			2,400
Income (loss) before income taxes	10,465	3,478		5,784		19,727		(15,921)	(3,707)		99
Income tax expense (benefit)	1,751	1,356	(2)	2,256	(2)	5,363		(2,461)	(1,446	)(2)	(2,193)
									(3,649	)(10)
Net income (loss)	$8,714	$2,122		$3,528		$14,364		$(13,460)	$1,388		$2,292

Net income (loss) per share
Basic	$0.37					$0.56					$0.09
Diluted	$0.37					$0.56					$0.09

Weighted average shares outstanding
Basic	23,328					25,624	(5)				25,624
Diluted	23,329					25,625	(5)				25,625

Unaudited Pro Forma Combined Condensed Statement of Operations (for the fiscal year ended December 31, 2012):

General

(1)                                 We calculated Mac Grill’s results of operations for the comparable twelve-month period ended December 26, 2012 by adding its unaudited results of operations for the six months ended December 26, 2012 to its audited results of operations for the year ended June 27, 2012 and then subtracting its unaudited results of operations for the six months ended December 28, 2011, each of which are included as Exhibits 99.1 and 99.2 of this Form 8-K/A.

(2)                                 To reflect the tax effect of the pro forma adjustments at an estimated statutory rate of 39%.

IPO

(3)                                 To reflect a reduction of $0.4 million of management fees paid to entities affiliated with J.H. Whitney Capital Partners, LLC (the Company’s owner before the IPO) prior to our IPO in May 2012. We paid a nonrecurring expense of $1.0 million, recorded within general and administrative expenses, related to the termination of the management agreement in connection with the IPO. As they are nonrecurring, historical management fee and the termination fee are not included in the pro forma consolidated statement of operations.

(4)                                 The adjustments related to the IPO reflect a reduction of interest expense resulting from the use of $42.5 million of net proceeds from the IPO to reduce outstanding indebtedness, and are as follows (in thousands):

Elimination of the historical interest expense	$(910)
Elimination of the historical amortization of debt issuance costs	(126)
Elimination of historical write-off of unamortized debt issuance costs	(1,054)
Net pro forma adjustment to interest expense for IPO	$(2,090)

(5)                                 Reflects adjustments to oustanding common stock as if the IPO was completed at the beginning of fiscal year 2012.

Debt Refinancing

(6)                                 On October 29, 2012, the Company entered into a new $100.0 million five-year senior secured revolving credit facility, which includes a letter of credit sub-facility of up to $10.0 million and a swing line sub-facility of up to $15.0 million, with a syndicate of commercial banks and other financial institutions. Proceeds of $45.0 million from the October 2012 refinancing and $29.5 million of cash on hand were used to repay a $74.5 million term loan. The adjustments related to the debt refinancing transaction in October 2012 reflect the impact on interest expense as if the transaction had occurred on the first day of fiscal year 2012. Pro forma adjustments from the debt refinancing were as follows (in thousands):

Pro forma interest expense of the new credit facility	$1,164
Elimination of the historical interest expense	(3,989)
Decrease in amortization of debt issuance costs	(732)
Elimination of historical write-off of unamortized debt issuance costs	(2,227)
Net pro forma adjustment to interest expense for the debt refinancing	$(5,784)

The assumed interest rate on the October 2012 refinancing transaction is 2.375% (which is LIBOR of 0.375% plus a margin of 2.0%), the actual interest rate in the credit facility as of December 31, 2012. The debt issuance costs related to the October 2012 refinancing transaction are assumed to be amortized over the term of the credit agreement using the straight-line method for the revolving credit facility.

Pro Forma Adjustments Related to the Acquisition

(7)                                 To reflect Mac Grill’s decrease in deferred rent expense ($0.5 million) and increases in rent expense ($0.3 million), depreciation expense ($1.8 million) and amortization expense ($0.3 million) in connection with the acquisition.

(8)                                 To reflect a reduction of $1.4 million of advisory fees expense of Mac Grill related to Golden Gate Capital and Brinker International, Inc. The advisory agreement terminated in connection with the acquisition. As they are nonrecurring, advisory fees are not included in the pro forma consolidated statements of operations.

(9)                                 To reflect the addition of a $50.0 million term loan as part of the amended and restated credit facility and a $10.0 million draw under the revolving credit facility to finance the acquisition as if they occurred on the first day of fiscal year 2012. The pro forma adjustments to interest expense related to the acquisition are as follows (in thousands):

Pro forma interest expense on the amended and restated credit facility	$4,085
Elimination of interest expense on the October 2012 debt refinancing	(1,164)
Pro forma amortization of debt issuance costs on the April 2013 debt refinancing	643
Elimination of historical amortization of debt issuance costs	(328)
Pro forma interest expense of Mac Grill using Ignite’s amended and restated (April 2013) credit facility	105
Elimination of historical interest expense of Mac Grill related to its prior credit facility	(162)
Net pro forma adjustment to interest expense for the acquisition	$3,179

The assumed interest rate on the April 2013 financing transaction is 3.75% (which is LIBOR of 0.25% plus a margin of 3.5%), the actual interest rate in the amended and restated prevailing at closing date. The debt issuance costs related to the April 2013 financing transaction are assumed to be amortized over the term of the credit agreement using the straight-line method for the revolving credit facility. A 1/8 percent variance in the assumed interest rate would result in a net change of $0.1 million in net income for the year.

(10)                          To eliminate the impact of the valuation allowance recorded in the historical Mac Grill financial statements that would not be required on a combined basis with Ignite.